Exhibit 99.1

eReinsure.com, Inc.
Consolidated Financial Statements
As of and for the year ended December 31, 2010
with Report of Independent Auditors

eReinsure.com, Inc.
Consolidated Financial Statements
Year ended December 31, 2010

Report of Independent Auditors

The Board of Directors and Stockholders
eReinsure.com, Inc.
We have audited the accompanying consolidated balance sheet of eReinsure.com, Inc. ("the Company") as of December 31, 2010 and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eReinsure.com, Inc. at December 31, 2010, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Johnson Lambert & Co, LLP

Atlanta, Georgia
May 24, 2011

eReinsure.com, Inc.
Consolidated Balance Sheet

As of December 31,
2010
Assets
Current assets:
Cash and cash equivalents	$3,391,090
Accounts receivable, net of allowance for doubtful accounts of $42,635	3,405,037
Prepaid and other current assets	55,118
Deferred tax asset	2,500,000
Total current assets	9,351,245

Property and equipment, net	142,362

Total Assets	$9,493,607

(Continued)

See accompanying notes to the consolidated financial statements.

eReinsure.com, Inc.
Consolidated Balance Sheet

December 31,
2010
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$111,609
Accrued liabilities	122
Accrued compensation	464,456
Deferred revenue	648,752
Total current liabilities	1,224,939
Total Liabilities	1,224,939

Stockholders' Equity:
Preferred stock, $.00001 par value, issuable in series, 10,000,000 shares authorized:
Series C redeemable convertible preferred; 3,500,000 shares designated, 2,040,817 issued and outstanding (aggregate liquidation preference of $8,544,521)	20
Series A convertible preferred; 2,040,816 shares designated, 1,020,408 issued and outstanding (aggregate liquidation preference of $4,186,575)	10
Series B convertible preferred; 2,040,816 shares designated, 981,877 issued and outstanding (aggregate liquidation preference of $3,875,057)	10
Common stock, $.00001 par value; 20,000,000 shares authorized; 3,801,633 shares issued and outstanding at December 31, 2010	38
Additional paid‑in capital	11,633,785
Note receivable from sale of stock to employee, including accrued interest	(17,949)
Accumulated deficit	(3,347,246)
Total Stockholders' Equity	8,268,668

Total Liabilities and Stockholders' Equity	$9,493,607

See accompanying notes to the consolidated financial statements.

eReinsure.com, Inc.
Consolidated Statement of Operations

Year ended December 31,
2010

Revenues	$12,362,132

Operating expenses:
Research and development	1,058,288
Sales and marketing	2,192,678
General and administrative	2,821,562
Total operating expenses	6,072,528

Operating income	6,289,604

Other income (expenses):
Interest income	21,557
Interest expense	(340,244)
Other income	6,444
Total other income (expense)	(312,243)

Net income before income taxes	5,977,361

Income tax benefit	634,000

Net income	$6,611,361

See accompanying notes to the consolidated financial statements.

eReinsure.com, Inc.
Consolidated Statement of Stockholders' Equity
For the year ended December 31, 2010

	Preferred Stock Shares Amount		Common Stock Shares Amount		Additional Paid‑in Capital	Note receivable	Accumulated Deficit	Total Stockholders' Equity

Balance at January 1, 2010	4,043,102	$40	3,426,633	$34	$11,478,788	$(17,013)	$(9,958,607)	$1,503,242
Interest receivable on note from sale of stock to employee	—	—	—	—	—	(936)	—	(936)
Issuance of stock	—	—	375,000	4	154,997	—	—	155,001
Net income	—	—	—	—	—	—	6,611,361	6,611,361
Balance at December 31, 2010	4,043,102	$40	3,801,633	$38	$11,633,785	$(17,949)	$(3,347,246)	$8,268,668

See accompanying notes to the consolidated financial statements.

eReinsure.com, Inc.
Consolidated Statement of Cash Flows
For the year ended December 31, 2010

Year ended December 31,
2010
Cash flows from operating activities:
Net income	$6,611,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	153,973
Accrued interest income	(936)
Changes in operating account balances:
Accounts receivable	(1,341,726)
Prepaid and other current assets	(5,980)
Deferred tax assets	(635,000)
Accounts payable	20,684
Accounts liabilities	(94)
Accrued compensation	337,310
Deferred revenue	(18,791)
Accrued interest payable to shareholder	(2,740,385)

Net cash provided by operating activities	2,380,416

Cash flows from investing activities:
Purchase of property and equipment	(94,042)

Net cash used in investing activities	(94,042)

Cash flows from financing activities:
Principal payments on note payable	(4,250,000)
Proceeds from issuance of common stock	155,001

Net cash used by investing activities	(4,094,999)

Net change in cash and cash equivalents	(1,808,625)

Cash and cash equivalents, beginning of year	5,199,715

Cash and cash equivalents, end of year	$3,391,090

Supplemental Information:
Cash paid for interest	$3,080,629

See accompanying notes to the consolidated financial statements.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010

Note A - Description of Business and Summary of Significant Accounting Policies
eReinsure.com, Inc. (the "Company") is a privately‑held corporation that was formed on October 19, 1999, as a Delaware Corporation. eReinsure.com provides an Internet‑based platform to enable insurance companies to manage their purchases of reinsurance. This process involves insurers inputting information in the eReinsure.com system, using the system to negotiate a reinsurance contract with one or many reinsurers, and providing management information regarding transactions.

Principles of Consolidation
The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary eReinsure (UK) Limited. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
Cash includes cash on hand and cash deposited in federally insured accounts at banks. Cash equivalents consist of short‑term investments, primarily money market accounts, with original maturities of three months or less at the date of acquisition. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade Receivables
Trade receivables are carried at full face value with an allowance for doubtful accounts as required by generally accepted accounting principles. Accounts that are determined to be uncollectible during the year are charged against the allowance for doubtful accounts. The allowance for doubtful accounts is determined by examining each account with a balance greater than sixty days old for the ability to collect the amount due.

Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight‑line method over the following estimated useful lives of the related assets:

Software and computer equipment            2‑3 years
Office furniture and equipment            3‑5 years
Telephone equipment                    5 years
Leasehold improvements                3‑5 years

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note A - Description of Business and Summary of Significant Accounting Policies (Continued)

Maintenance and repairs that do not extend the life or improve the asset are expensed in the year incurred, while improvements are capitalized. Gains or losses from disposals of property and equipment are reflected in the accompanying consolidated statements of operations.

Software Development Costs
Capitalization of software development costs begins upon the establishment of technological feasibility, which, for the Company, is upon completion of a working model. Because the period of time between completion of a working model and general release has been insignificant, any costs which would be capitalized would be immaterial. Accordingly, the Company has charged all software development costs to expense.

Income Taxes
The Company provides for income taxes based on the asset and liability method required by FASB Accounting Standards Codification 740‑10. Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized subject to management's judgment that realization is more‑likely‑than‑not. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Beginning January 1, 2009, the Company applied the measurement and disclosure provisions for uncertain income tax positions as required by FASB Accounting Standards Codification 740‑10. This subtopic requires that computations and deferred income tax provisions only consider tax positions. Management believes that all tax positions considered for this purpose meet this “more likely than not” threshold. No adjustment was required to the consolidated financial statements upon application of this provision.

Revenue Recognition
The Company's principal product offering is provided under an application service provider (ASP) model. The Company charges its customers a contracted fee under a license agreement for providing services via its network. The revenue from these services is recognized ratably over the term of the applicable agreement (generally twelve months).

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note A - Description of Business and Summary of Significant Accounting Policies (Continued)

Revenue is recognized when all of the following criteria have been met: persuasive evidence of an arrangement exists, services have been rendered and are determinable, and collectability is reasonably assured. The Company recognizes revenue on a monthly subscription basis over the term of the license agreement. Amounts received from customers for services rendered prior to all of the above listed criteria being met are deferred.

The Company also offers its services on a fee per transaction basis. The transaction fees typically represent 1% of the reinsurance premium placed. The Company recognizes the transaction fee revenue as earned when the transaction has been completed. Revenue from other services, such as custom development or hosting services, is recognized when completed or ratably over the term of the agreement, as appropriate.

Stock‑Based Compensation
At December 31, 2010, the Company has a stock‑based employee compensation plan, which is described more fully in Note F. In accordance with the fair value recognition provisions of FASB Accounting Standards Codification 718‑20, the Company measures compensation cost based on the grant‑date fair value of the award and recognizes that cost over the requisite service period of the award.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Research and Development
Research and development costs are expensed as incurred.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents, and accounts receivable. Risks associated with cash and cash equivalents are mitigated by banking with federally insured, creditworthy institutions.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note A - Description of Business and Summary of Significant Accounting Policies (Continued)

The Company conducts business with various companies in the insurance industry. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company periodically reviews its receivable balances and determines appropriate write‑offs on a case‑by‑case basis. An allowance is maintained for potential credit losses based on historical experience.

Fair Value of Investments
The following methods and assumptions were used by the Company in estimating the "fair value" disclosures for financial instruments in the accompanying consolidated financial statements and notes thereto:

Cash and cash equivalents‑
The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate the fair values due to the short-term nature of investments.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Note B - Property and Equipment
Property and equipment consisted of the following:

2010
Software and computer equipment	$531,826
Infrastructure/development tools	459,846
Office furniture and telephone equipment	74,209
Leasehold improvements	16,603
1,082,484
Less: accumulated depreciation	(940,122)
Property and equipment, net	$142,362

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010

Note C - Notes Payable
On February 14, 2002, the Company issued a promissory note to a shareholder for $2,000,000, bearing interest at a rate of 6% per annum, which was due to mature on February 14, 2003. The note has been extended annually through February 14, 2010 with all other terms of the note remaining the same. At maturity, the promissory note‑holder may elect to receive a warrant to purchase 817,000 shares of Series B convertible preferred stock at a price of $2.45 per share in lieu of accrued interest. Additional information on the value of the warrants can be found in Note F. Subsequent to year end, the note was paid off. The note holder did not elect to receive the warrant in lieu of accrued interest of $1,186,707, which was paid to the note holder in connection with the note payoff.

On August 15, 2002, the Company issued a promissory note to a shareholder for $1,250,000, which was due to mature on August 15, 2003. The note has been extended annually through February 14, 2011. The interest rate of the extended promissory note is the greater of 7.00% or 225 basis points above prime. All other terms of the note remain the same. At maturity, the promissory note holder will receive a warrant to purchase shares of Series B preferred stock in addition to accrued interest. During the year the Company paid off this note in full and issued a warrant for 255,102 shares of preferred stock. Additional information on the value of the warrants can be found in Note F.

On May 15, 2004, the Company issued a promissory note to a shareholder for $500,000, bearing interest at a rate of 10% per annum, which was due to mature on February 14, 2005. The note has been extended annually through February 14, 2011 with all other terms of the note remaining the same. The promissory note holder, in its sole discretion, has the option to convert the outstanding principal balance and all accrued interest to Series C preferred stock. The number of shares is calculated by taking the sum of the outstanding principal and all accrued interest divided by $2.45. In addition, the promissory note holder will receive a warrant at maturity to purchase 102,041 shares of Series C preferred stock. Additional information on the value of the warrants can be found in Note F.

Also on May 15, 2004, the Company issued a promissory note to a third‑party for $250,000, bearing interest at a rate of 10% per annum, which was due to mature on February 14, 2005. The note was extended annually through February 14, 2010 with all other terms of the note remaining the same. The promissory note holder, in its sole discretion, has the option to convert the outstanding principal balance and all accrued interest to Series C preferred stock. The number of shares is calculated by taking the sum of the outstanding principal and all accrued interest divided by $2.45.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note C - Notes Payable (Continued)

In addition, the promissory note holder will receive a warrant at maturity to purchase 51,020 shares of Series C preferred stock. Additional information on the value of the warrants can be found in Note F. During 2009, the Company paid off this promissory note including all accrued interest. The promissory note holder elected not to convert the principal and accrued interest to Series C preferred Stock. The promissory note holder also waived its rights to receive a warrant to purchase Series C preferred stock.

On January 14, 2005, the Company issued a promissory note to a shareholder for $500,000, bearing interest at a rate of 10% per annum, which was due to mature on February 14, 2006. This note has been extended annually through February 14, 2011 with all other terms of the note remaining the same. The promissory note holder, in its sole discretion, has the option to convert the outstanding principal balance and all accrued interest to Series C preferred stock. The number of shares is calculated by taking the sum of the outstanding principal and all accrued interest divided by $2.45. In addition, the promissory note holder will receive a warrant at maturity to purchase 102,041 shares of Series C preferred stock. Additional information on the value of the warrants can be found in Note F.

During 2010, the Company paid off both promissory notes dated May 15, 2004 and January 14, 2005 including all accrued interest. The promissory note holders elected not to convert the principal and accrued interest to Series C preferred Stock.
Note D - Income Taxes
The Company adopted the relevant provisions of GAAP concerning uncertainties in income taxes on January 1, 2009. At December 31, 2010, the Company determined there are no material unrecognized tax benefits and no adjustments to liabilities or operations were required.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note D - Income Taxes (Continued)

The income tax provision (benefit) consists of the following:

December 31, 2010

Current:
Federal	—
State	1,000
Total current	1,000
Deferred:
Federal	(592,000)
State	(43,000)
Total deferred	(635,000)

Total benefit for income taxes	$(634,000)

Benefit at U.S. statutory rates	$(592,000)
State benefit, net of federal tax effect	(42,000)
Benefit for income taxes	$(634,000)

The components of net deferred tax assets at December 31, 2010 are as follows:

Deferred tax assets:
Reserves and accruals	$68,580
Pre‑ownership change income	475,508
R&D credit carryforward	676,081
Depreciation and amortization	22,038
Net operating losses	1,257,793
Total deferred tax assets	2,500,000
Valuation allowance	—
Net deferred tax assets	$2,500,000

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note D - Income Taxes (Continued)

As of December 31, 2010, the Company had Federal and state net operating loss carryforwards of approximately $5,013,000, and research and development tax credits of approximately $676,000. The net operating loss carryforwards and credits will expire at various dates beginning in 2022, if not utilized. As of December 31, 2010, the Company had net deferred tax assets of $2,500,000. The valuation allowance decreased by $2,884,000 during the year ended December 31, 2010. Deferred income taxes arise from the temporary differences in the valuation of certain assets and liabilities as determined for financial reporting purposes and income tax purposes. Although realization is not assured, management believes that more likely than not all of the deferred tax asset will be realized, therefore, no valuation allowance is recorded at December 31, 2010. The amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income are reduced.

Interest and penalties on accrued but unpaid taxes are classified in the accompanying consolidated financial statements as income tax expense. No tax‑related interest or penalties were incurred during the 2010 tax year.

The Company is no longer subject to Federal or state income tax examinations for years before 2007. However, the amount of net operating losses arising from years before 2007 is still subject to examination until expiration.
Note E - Commitments
The Company has various non‑cancelable operating leases, primarily for office facilities. The Company also has a two‑year commitment for costs related to web hosting. Future minimum lease payments under these operating lease commitments for the years ended December 31 are as follows:

2011	$179,497
2012	157,694
2013	53,080
2014	—
2015	—
Thereafter	—
Total minimum payments required	$390,271

Rent expense for office facilities was $240,989 for the year ended December 31, 2010. Web hosting expense was $359,999 for the year ended December 31, 2010.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010

Note F - Shareholders' Equity
Convertible Preferred Stock
The Company has authorized 10,000,000 shares of preferred stock, par value of $.00001, of which 3,500,000 shares have been designated as Series C redeemable convertible preferred stock (Series C), 2,040,816 shares have been designated as Series A convertible preferred stock (Series A), 2,040,816 shares have been designated Series B convertible preferred stock (Series B), and 2,418,368 shares remain undesignated as of December 31, 2010.

The Shares of Series C, A and B stock shall be convertible, at the option of the holder, at any time, into shares of the common stock of the Company at the stated conversion rate, subject to adjustments for dilutive issuances and other events. At December 31, 2010, the conversion rate for the Series C, Series A and Series B was $2.45 per share.

Each share of Series C convertible preferred stock will automatically be converted into shares of common stock, based on the applicable conversion rate, immediately upon either the closing of a fully underwritten public offering under the Securities Act of 1933, as amended, that results in gross proceeds to the Company of not less than $35,000,000 or the consent of holders of not less than 50% of the then outstanding shares of Series A and B convertible preferred stock.

At any time on or after January 16, 2007, the holder or holders of a majority of the outstanding shares of Series C may elect to require the Company to redeem all of the outstanding shares of Series C equal to the fair market value of each share of Series C, as defined in the Second Amended and Restated Articles of Incorporation, after giving effect to the value of the rights and preferences of such shares.

Each share of Series A and Series B will automatically be converted into shares of common stock, based upon the applicable conversion rate, immediately upon either the closing of a fully underwritten public offering under the Securities Act of 1933, as amended, that results in net proceeds to the Company of not less than $25,000,000, or the consent of holders of not less than 50% of the then outstanding shares of Series A and B convertible preferred stock.

In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the Series C, Series A and Series B shall be entitled to receive, before any payment shall be made to the holders of any stock ranking on liquidation junior to such shares of preferred stock, an amount per share equal to the liquidation amount of $2.45 per share (subject to adjustment to reflect any stock split, stock dividend, reverse stock split, or similar corporate event).

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note F - Shareholders' Equity (Continued)

Additionally, the aggregate liquidation preference includes accruing dividends, whether or not earned or declared, and shall be cumulative to the holders of the preferred stock pursuant to the Second Amended and Restated Articles of Incorporation as follows: Series C: Accruing dividends on each share of Series C shall be deemed to have accrued at the rate per annum of $.2205 per share, commencing on the date of issuance of such shares; accruing dividends on each share of Series A shall be deemed to have accrued at the rate per annum of $.1960 per share, commencing on the later of: (i) the date of issuance of such share, or (ii) July 28, 2002 and as further defined; accruing dividends on each share of Series B shall be deemed to have accrued at the rate per annum of $.1960 per share, commencing on the later of: (i) the date of issuance of such share, or (ii) May 15, 2004; Accruing dividends are subject to adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event.

Upon any liquidation event, immediately after the holders of the Series Preferred Stock have been paid in full as described above, the remaining net assets of the Corporation shall be distributed as follows: 75% of the remaining net assets shall be distributed to the holders of Common Stock; and 25% shall be distributed to the holders of the Series C Preferred Stock.

Except as otherwise required by law, each holder of Series C, A and B convertible preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series C, A and B convertible preferred stock so held could be converted at the record date for determination of the shareholders entitled to vote; or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as required by law or as otherwise set forth, all shares of preferred stock and all shares of common stock shall vote together as a single class. Fractional votes by the holders of Series C, Series A, and Series B shall not be permitted and any fractional voting rights shall be rounded down to the nearest whole number.

Common Stock
Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders.

At December 31, 2010, the Company had 10,072,448 shares of its common stock reserved for issuance upon conversion of the Series A, Series B and Series C, the exercise and conversion of certain preferred stock warrants and the exercise of outstanding stock options.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note F - Shareholders' Equity (Continued)

Stock Option Plan
On December 31, 2010, the Company has a share‑based compensation plan. The Company did not grant any new options or modify any existing options during 2010. As a result, no compensation cost has been charged against income.

The Company's 2000 Stock Option Plan (the Plan) authorizes the granting of incentive and nonstatutory common stock options to employees, directors, and consultants. The Plan, as amended, provides for the issuance of options to purchase up to an aggregate 2,500,000 shares, and the Company has reserved all such shares for issuance under the Plan.

Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant. If the option is intended to be an Incentive Stock Option, then the exercise price shall not be less than 100% of the fair market value of the underlying common stock at the date of grant, and the exercise price of any option granted to a 10% or greater shareholder may not be less than 110% of the fair market value of the underlying common stock at the date of grant. The option awards vest at the discretion of the Board of Directors, generally over a four year period, and have a maximum term of 10 years measured from the date of grant.

The Company estimates the value of its stock options using the calculated value on the grant date. The Company measures compensation cost of employee stock options based on the calculated value instead of the fair value because it is not practical to estimate the volatility of its share price. The Company does not maintain an internal market for its shares and its shares are rarely traded privately. The Company has not issued any new equity or convertible debt instruments in recent years and has not been able to identify any similar public entities. The calculated value method requires that the volatility assumption used in an option‑pricing model be based on the historical volatility of an appropriate industry sector index.

A summary of option activity under the Plan as of December 2010, and changes during the year then ended is presented below:

	Shares	Weighted‑ Average Exercise Price	Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2010	2,063,000	$0.91
Granted	—	—
Exercised	375,000	0.41
Forfeited or expired	—	—
Outstanding at December 31, 2010	1,688,000	$1.02	1.55	—
Vested and exercisable at December 31, 2010	1,688,000	$1.02	1.55	—

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note F - Shareholders' Equity (Continued)
As of December 31, 2010, all outstanding options were vested and exercisable. During 2010, five employees exercised their stock options, resulting in the issuance of 375,000 shares of common stock and $154,997 of additional‑paid‑in capital.

Warrants
In February 2002 and in connection with the Company's issuance of the $2,000,000 promissory note, the Company committed to issue a warrant whereby the holder may elect to receive a warrant in lieu of accrued interest on either the prepayment date or the maturity date. The warrant could be exercised for a period of two years following its issuance to purchase 817,000 shares of Series B convertible preferred stock, with an exercise price of $2.45 per share. The relative fair value of the warrant at the date of the commitment was estimated using the Black‑Scholes model with the following assumptions: risk‑free interest of 4.0%, contractual life of two years, and expected volatility of 70%. The estimated relative fair value was determined to be $161,212, and was recorded as a debt discount and additional paid‑in capital. During 2010, the note was paid‑off. The note holder did not elect to receive the warrant in lieu of accrued interest of $1,186,707, which was paid to the note holder in connection with the note payoff.

In conjunction with the promissory note issued on August 15, 2002, the Company committed to issue a warrant, in addition to accrued interest, on either the prepayment date or the maturity date. The warrant could be exercised to purchase 255,102 shares of Series B convertible preferred stock, with an exercise price of $2.45 per share. The warrant will be exercisable until August 15, 2011. The relative fair value of the warrant at the date of the commitment was estimated using the Black‑Scholes model with the following assumptions: risk‑free interest of 4.0%, contractual life of 1.4 years, and expected volatility of 70%. The estimated relative fair value was determined to be $134,697, and was recorded as a debt discount and additional paid‑in capital. During the year this note was paid‑off in full and warrants were issued.

In conjunction with the promissory notes of $500,000 and $250,000 issued on May 15, 2004, the Company committed to issue warrants, in addition to accrued interest, on either the prepayment date or the maturity date. The warrants could be exercised to purchase 153,061 shares of Series C convertible preferred stock, with an exercise price of $2.45 per share. The warrants will be exercisable until May 15, 2010. The relative fair value of the warrants at the date of the commitment was estimated using the Black‑Sholes model with the following assumptions; risk‑free interest rate of 3.61%, contractual life of 2 years, and expected volatility of 70%. The estimated fair value was determined to be $125,440, and was recorded as a debt discount and additional paid‑in capital. During 2009, the Company paid off the promissory note for $250,000 including all accrued interest. The promissory note holder elected not to convert the principal and accrued interest to Series C preferred stock. The promissory note holder also waived its rights to receive a warrant to purchase Series C preferred stock.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010
Note F - Shareholders' Equity (Continued)

In conjunction with the promissory note issued on January 14, 2005, the Company committed to issue a warrant, in addition to accrued interest, on either the prepayment date or the maturity date. The warrants could be exercised to purchase 102,041 shares of Series C convertible preferred stock, with an exercise price of $2.45 per share. The warrants will be exercisable until February 14, 2010. The relative fair value of the warrants at the date of the commitment was estimated using the Black‑Scholes model with the following assumptions: risk‑free interest rate of 4.38%, contractual life of 2 years, and expected volatility of 70%. The estimated fair value was determined to be $84,445 and was recorded as a debt discount and additional paid‑in capital.

All debt discounts associated with the warrants were fully amortized as of December 31, 2010.
Note G - Major Customers
In 2010, the Company had sales to one customer that accounted for $5,552,818, or 45% of revenues. The Company had accounts receivable from two customers of $1,278,107 or 37% of accounts receivable at December 31, 2010.
Note H - 401(k) Plan
During 2001, the Company adopted a tax qualified employee savings and retirement plan (the 401(k) Plan) covering eligible employees. Pursuant to the 401(k) Plan, employees may elect to reduce current compensation by up to 15%, or the prescribed annual limit, and contribute the amount of such reduction to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of the participants. The Company made matching contributions of $23,692 to the 401(k) Plan for the year ended December 31, 2010.

eReinsure.com, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2010

Note I - Contingencies
From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties and an unfavorable outcome in various matters may arise that could have a material adverse effect on the Company's financial position and results of operations. It is the opinion of management, after discussion with legal counsel, that the ultimate disposition of all pending legal proceedings and unasserted claims in the aggregate will not have a material effect on the Company's financial position or results of operations.
Note J - Subsequent Events
The Company has evaluated subsequent events through May 24, 2011, which is the date the consolidated financial statements were available to be issued.

On March 3, 2011, Fortegra Financial Corporation announced an agreement to acquire the Company for a cash purchase price of $37 million.

As specified in the aforementioned agreement, upon acquisition at March 3, 2011, all vested outstanding stock options and outstanding warrants of the Company were automatically converted into a right of the holder to receive a calculated cash payment. In addition, all common shares were surrendered for the consideration paid by the acquiring company in accordance with the terms of the agreement.

Pursuant to prior Board approval, a bonus in the amount of $2.2 million will be paid to specified management in the event of a change in control. Upon closing of the aforementioned acquisition by Fortegra, the $2.2 million was paid in March 2011.